Exhibit 3.111

State of California Secretary of State Kevin Shelley	200332100009 FILED In the office of the Secretary of State of the State of California NOV 06 2003
CERTIFICATE OF LIMITED PARTNERSHIP	/s/ Kevin Shelley
KEVIN SHELLEY, SECRETARY OF STATE
A $70.00 filing fee must accompany this form.
IMPORTANT – Read instructions before completing this form	This Space For Filing Use Only

1.	Name of the limited partnership (end the name with the words “Limited Partnership” or the abbrevation “LP”) River Pointe Limited Partnership

2.	Street address of principal executive office 10535 E. Stockton Boulevard, Suite K	City and state Elk Grove, California	Zip code 95624

3.	Street address of California office where records are kept 10535 E. Stockton Boulevard, Suite K	City Elk Grove	State CA	Zip code 95624

4.

Complete if limited partnership was formed prior to July 1, 1984 and is in existence on the date this certificate is executed

The original limited partnership certificate was recorded on                                                        with the recorder
of                                  county          File or recordation number

5.	Name the agent for service of process and check the appropriate provision below: CT Corporation System	, which is
☐ an individual residing in California Proceed to Item 6. ☒ a corporation which has filed a certificate pursuant to section 1505. Proceed to Item 7.

6.	If an individual, complete the California address of the agent for service of process:

Address:

City:	State: CA	Zip code:

7.	Names and addresses of all general partners: (Attach additional pages, if necessary)
A.	Name: Kimball Hill Homes California, Inc

Address: 10535 E. Stockton Boulevard, Suite K

City: Elk Grove	State: California	Zip code: 95624
B.	Name:

Address:

City:	State:	Zip code:

8.	Indicate the number of general partners’ signatures required for filing certificates of amendment, restatement, merger, dissolution, continuation and cancellation 1

9.

Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate

Other matters may include the purpose of business of the limited partnership (e.g., “Gambling Enterprise”).

10.	I declare that I am the person who executed this instrument, which execution is my act and deed

/s/ David K. Hill	Chairman and CEO
Signature of Authorized Person	Position or Title of Authorized Person

David K. Hill FOR	November 3, 2003
Type or Print Name of Authorized Person	Date
KIMBALL HILL HOMES CALIFORNIA, INC.
Signature of Authorized Person	Position or Title of Authorized Person

Type or Print Name of Authorized Person	Date
LP-1 (REV. 07/2003)	Approved by Secretary of State